UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

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MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007
(Address of principal executive offices) (Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On August 20, 2025, MSCI Inc. (the “Company”), the lenders party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, and Bank of America, N.A., in its capacity as syndication agent, entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), amending and restating in its entirety the Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of January 26, 2024, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, and the other parties thereto. The Credit Agreement increases the aggregate revolving commitments to $1.60 billion (from $1.25 billion) and extends the availability period to August 20, 2030. Prior to the effectiveness of the Credit Agreement, the Company applied the proceeds of its August 2025 senior notes offering to repay in full all outstanding borrowings under the Existing Credit Agreement, and, as a result, no revolving loans were outstanding when the new facility became effective.

The obligations under the Credit Agreement are unsecured senior obligations of the Company. Except as set forth below, pricing, the consolidated leverage ratio (maximum 4.25:1.00, or 4.50:1.00 for four quarters following a material acquisition) and other key economic terms remain unchanged from the Existing Credit Agreement. The Credit Agreement modifies the consolidated interest coverage covenant by converting it from a covenant tested each fiscal quarter under the Existing Credit Agreement to one that is tested at fiscal quarter-end only during a period in which the Company does not maintain investment-grade ratings from at least two of Moody’s, S&P or Fitch. The Credit Agreement also eliminates the 0.10% Term SOFR adjustment that applied to Term SOFR-based borrowings under the Existing Credit Agreement.

The Credit Agreement also contains customary events of default, representations and warranties and covenants, including, among other things, covenants that restrict the ability of subsidiaries of the Company to incur certain additional indebtedness and restrict the ability of the Company and its subsidiaries to create or permit liens on assets, engage in sale-leaseback transactions or engage in mergers or consolidations. The Credit Agreement events of default, representations and warranties, and covenants remain substantially similar to those under the Existing Credit Agreement, subject to certain modifications generally in favor of the Company and its subsidiaries. The obligations under the Credit Agreement are not guaranteed by any subsidiary of the Company.

The proceeds of the revolving loans will be used for general corporate purposes (including, working capital and acquisitions and other transactions permitted under the Credit Agreement).

The lenders, joint lead arrangers and bookrunners and/or agents under the Credit Agreement, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with the Company, including previous credit facilities. These parties have received or may receive in the future customary fees and expense reimbursement in connection with these services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of August 20, 2025, among MSCI Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, Bank of America, N.A., as Syndication Agent and L/C Issuer, and the other lenders party thereto.
104	Cover Page Interactive File, embedded in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: August 20, 2025	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer